Exhibit 10.69



This instrument was prepared by
and, after recording, return to:

Schwartz, Cooper, Greenberger
& Krauss Chartered
180 North LaSalle Street, Suite 2700
Chicago, Illinois  60601
Attn: Gary P. Segal, Esq.




                                SECOND AMENDMENT
     OF LOAN AGREEMENT, NOTE, DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE
                         FILING AND OTHER LOAN DOCUMENTS


      THIS SECOND AMENDMENT OF LOAN AGREEMENT, NOTE, DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING AND OTHER LOAN DOCUMENTS (this "Amendment") is made as of August 31, 2003, by and among CMC HEARTLAND PARTNERS IV, LLC, a Delaware limited liability company, whose mailing address is c/o CMC Heartland Partners, 330 N. Jefferson Street, Suite 305, Chicago, Illinois 60661 ("Borrower"), HEARTLAND PARTNERS, L.P., a Delaware limited partnership, whose mailing address is c/o CMC Heartland Partners, 330 N. Jefferson Street, Suite 305, Chicago, Illinois 60661 ("Guarantor"), and BANK ONE, NA, a national banking association, whose mailing address is 1 Bank One Plaza, Chicago, Illinois 60670, Mail Code, WI1-2071 ("Lender").

                                    RECITALS:

      A. Pursuant to and in accordance with the terms and conditions set forth in that certain Loan Agreement dated as of August 21, 2002, by and between Borrower and Lender (the "Loan Agreement"), Lender agreed to make a $4,000,000 loan to Borrower (the "Loan").

      B. The Loan is evidenced by a certain Note dated August 21, 2002 (the "Note") in the original principal amount of $4,000,000 made by Borrower and payable to Lender.

      C. The Note is secured by, among other things, the following documents:

            (i) a Deed of Trust, Security Agreement and Fixture Filing dated as of August 21, 2002, made by Borrower to Chicago Title Insurance Company, as trustee, for the benefit of Lender and recorded with the Recorder of Pierce County, Washington on August 23, 2002, as Document Number 200208230273 (the "Deed of Trust") creating a first mortgage lien on certain real estate located in the town of Fife, Washington and legally described on Exhibit A attached hereto.

            (ii) an Assignment of Rents and Leases dated as of August 21, 2002, made by Borrower in favor of Lender and recorded with the Recorder of Pierce County, Washington on August 23, 2002, as Document Number 200208230274.

            (iii) Environmental Indemnity Agreement dated as of August 21, 2002, made by the Borrower for the benefit of Lender.

            (iv) a Cross-Collateralization and Cross-Default Agreement dated as of August 21, 2002, by and among Borrower, CMC Heartland Partners III, LLC, a Delaware limited liability company ("CMC III"), Guarantor and Lender and recorded with the Recorder of Pierce County, Washington on August 26, 2002, as Document Number 200208260510 and the Recorder of Cook County, Illinois on August 23, 2002, as Document Number 0020932399 (the "CCCD Agreement").

      The aforementioned documents and all of the other documents or agreements delivered to Lender to secure or evidence the Loan or to otherwise induce Lender to disburse the proceeds of the Loan are hereinafter referred to collectively as the "Loan Documents".

      D. Guarantor has guaranteed repayment of the Loan to Lender pursuant to the provisions of a certain Guaranty dated August 21, 2002 (the "Guaranty").

      E. Under the terms of the CCCD Agreement, the Loan was cross-collateralized and cross-defaulted with that certain loan from Lender to CMC III and secured by a mortgage on certain premises located in Chicago, Illinois (the "Kinzie Station Premises").

      F. Under the terms of the Loan Agreement and the Note, the current Maturity Date for the Loan is August 31, 2003.

      G. Borrower has requested that Lender extend the Maturity Date of the Loan.

      H. Lender is willing to extend the Maturity Date of the Loan, notwithstanding the fact that Lender has no obligation to do so, subject to and upon the terms and conditions set forth below in this Amendment.

      NOW, THEREFORE, in order to induce Lender to agree to the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantor and Lender hereby agree as follows:

      1. Incorporation of Recitals. The Recitals set forth above are incorporated herein and made a part hereof.

      2. Definitions. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Loan Agreement.

      3. Maturity Date. Lender, Guarantor and Borrower acknowledge and agree that the Maturity Date of the Loan is hereby extended to December 31, 2003. For all purposes under the Loan Agreement, the Note and the other Loan Documents, the "Maturity Date" shall be deemed to mean December 31, 2003.

      4. Additional Collateral. If Borrower receives the additional option fee and/or earnest money deposit in the amount of $1,000,000 in connection with Borrower's agreement to sell the Property, then on September 30, 2003, Borrower shall be required to deposit the same with Lender as additional collateral for the Loan; provided, however, if Borrower fails to receive the additional option fee and/or earnest money deposit in the amount of $1,000,000, then on September 30, 2003, Borrower shall be required to deposit $500,000 with Lender as additional collateral for the Loan.

      5. Required Deliveries. This Amendment shall become effective on the date (the "Amendment Effective Date") on which the following conditions have been satisfied:

            (a) This Amendment has been duly executed by Borrower and delivered to Lender;

            (b) Lender shall have received from Borrower a cash deposit of $500,000 in good and immediately available funds as additional collateral for the Loan, pursuant to documents reasonably acceptable to the Lender;

            (c) Lender shall have received from Borrower an extension fee in the amount equal to $8,750 (the "Extension Fee");

            (d) Lender shall have received certificates of good standing or existence from the State of Delaware with respect to Borrower and Guarantor;

            (e) Lender shall have received a current certificate of insurance with respect to Borrower and the Property;

            (f) Lender shall have received a copy of resolutions adopted by Borrower and Guarantor with respect to the execution and delivery of this Amendment, in form and substance reasonably acceptable to Lender; and

            (g) Lender has received from Borrower such other documents as Lender may reasonably require.

      6. References. All references to the Loan Agreement, the Note, the Deed of Trust, the Guaranty, and the other Loan Documents contained in any of the Loan Documents shall be deemed to refer to each of such documents as amended by this Amendment.

      7. Payment of Loan Fee and Additional Loan Expenses. In addition to the Extension Fee, Borrower hereby agrees to pay all of Lender's reasonable attorneys' fees incurred in connection with the negotiation and documentation of the agreements contained in this Amendment, all recording fees and charges, title insurance charges and premiums and all other expenses, charges, costs and fees referred to in, necessitated by or otherwise relating to this Amendment (collectively, the "Additional Loan Expenses"). If the Additional Loan Expenses are not paid to Lender within five days after written demand therefor by Lender, the Additional Loan Expenses shall bear interest from the date so incurred until paid at an annual rate equal to the Default Rate.

      8. Defaults. Borrower and Guarantor represent and warrant that, as of the date hereof no Event of Default or event or condition which could become an Event of Default with the giving of notice or passage of time, or both, exists under the Loan Agreement, the Note, or any of the other Loan Documents. Borrower and Guarantor further acknowledge and agree that an Event of Default under the Loan Agreement, the Note and the other Loan Documents shall be deemed to exist upon the occurrence of a breach of any of the representations, warranties or covenants set forth in this Amendment.

      9. No Defenses. Borrower and Guarantor represent and warrant there is not any condition, event or circumstance existing, or any litigation, arbitration, governmental or administrative proceedings, actions, examinations, claims or demands pending or threatened affecting Borrower, Guarantor or the Property, or which would prevent the Borrower from complying with or performing its obligations under the Loan Agreement, the Note, the Deed of Trust or the other Loan Documents, prevent Guarantor from complying with or performing its obligations under the Guaranty, and no basis for any such matter exists.

      10. Authority to Execute Amendment; No Conflict. Borrower and Guarantor represent and warrant that they have full power and authority to execute and deliver this Amendment and to perform their obligations hereunder. Upon the execution and delivery hereof, this Amendment will be valid, binding and enforceable upon Borrower and Guarantor in accordance with its terms. Execution and delivery of this Amendment does not and will not contravene, conflict with, violate or constitute a default under any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which Borrower or Guarantor is a party or is bound.

      11. Acknowledgment; Ratification of Liability. Borrower hereby ratifies and confirms its liabilities and obligations under the Note, the Deed of Trust and the other Loan Documents and the liens and security interests created thereby, and acknowledges that it has no defenses, claims or set-offs to the enforcement by Lender of its obligations and liabilities thereunder. Guarantor hereby ratifies and confirms its liabilities and obligations under the Guaranty and acknowledges that it has no defenses, claims or set-offs to the enforcement by Lender of its obligations and liabilities thereunder.

      12. Amendment Binding. This Amendment shall be binding on the Borrower, Guarantor and their successors and permitted assigns, and shall inure to the benefit of Lender and its successors and assigns.

      13. Continued Effectiveness. Except as expressly provided herein, the Loan Agreement, the Note, the Guaranty and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

      14. Counterparts. This Amendment may be executed in counterparts, and all said counterparts when taken together shall constitute one and the same Amendment.

      15. Tax Returns. Notwithstanding anything to the contrary contained in the Loan Documents or the Guaranty, neither Borrower nor Guarantor shall be required to deliver any federal or state tax returns to Lender.

      IN WITNESS WHEREOF, this Amendment has been entered into as of the date first above written.


CMC HEARTLAND PARTNERS IV, LLC, a Delaware     BANK ONE, NA, a national banking
limited liability company                      association

By:   CMC Heartland Partners, a Delaware
      general partnership, the sole            By: ____________________________
      member of Borrower.                      Title: _________________________

By:   HTI Interests, LLC, a Delaware
      limited liability company as its
      managing partner

      By: ______________________
      Title:_____________________

      Attest: ____________________
      Title: _____________________

HEARTLAND PARTNERS, L.P., a Delaware
limited partnership

By:   HTI Interests, LLC, a Delaware
      limited liability company as its
      managing partner

      By: ______________________
      Title:_____________________

      Attest: ____________________
      Title: _____________________

STATE OF                )
                        ) SS
COUNTY OF               )

      I, _______________________, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Donald Pafford is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such First Vice President, of Bank One, NA, a national banking association (the "Bank"), appeared before me this day in person and severally acknowledged that he signed and delivered the said instrument as his own free and voluntary act, and as the free and voluntary act of the Bank for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal this ____ day of _______, 2003.


                                                NOTARY PUBLIC

STATE OF ILLINOIS       )
                        ) SS.
COUNTY OF COOK          )


      I, ___________, a Notary Public in and for said County, in the State aforesaid, do hereby certify that _______________, the _____________of HTI Interests, LLC, and ____________, the ____________ thereof, who are personally known to me to be the same persons whose name are subscribed to the foregoing instrument as such ________ and _________, respectively, appeared before me this day in person and acknowledged that they signed and delivered the said instrument as their own free and voluntary act and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal, this ____ day of ______, 2003.

                                          __________________________
                                          NOTARY PUBLIC

                                    EXHIBIT A